EXHIBIT 3.3


State of Delaware
Office of the Secretary of State
---------------------------------

    I, EDWARD J. FREEL, SCRETARY OF THE STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHD IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "THEREAMFREEZE, INC.", FILED IN THIS OFFICE ON THE TWENTY-SEVENTH DAY OF NOVEMBER, A.D. 1996, AT 5:15 O'CLOCK P.M.

    A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO
THE KENT COUNTY RECORDER OF DEEDS AND RECORDING.

[SEAL]

s/s Edward J. Freel
-----------------------------------
Edward J. Freel, Secretary of State
AUTHENTICATION:  8218548
          DATE:  12-03-96


                          STATE 0F DELAWARE
                      CERTIFICATE OF AMENDMENT
                    OF CERTIFICATE OF INCORPORATION

                           ThermFreeze, Inc.
         -------------------------------------------------

a corporation organized and existing under and by the virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

FIRST:  That at a meeting of the Board of Directors of

                          ThermaFreeze, Inc.
-------------------------------------------------------------------
resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "4 (four)" that, as amended, said Article shall be and read as follows: All issued and outstanding Common Shares are hereby reversed one (1) for every four (4) with an effective Record Date of 11/15/96. That 20,000,000 common at .001 and 5,000,000 preferred at
 .001 are authorized.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with section 222 of General Corporation Law of the State of Delaware at which meeting the necessary number of share as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provision of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: The capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said corporation has caused this certificate signed by Thomas J. Sullivan, an authorized Officer this 15th day of November, 1996.

BY:  s/s Thomas J. Sullivan
----------------------------
TITLE OF OFFICER:  President

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State of Delaware
Office of the Secretary of State
---------------------------------

    I, EDWARD J. FREEL, SCRETARY OF THE STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHD IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "BASEBALL PROPERTIES, INC." CHANGING ITS NAME FROM "BASEBALL PROPERTIES, INC." TO "THEREAMFREEZE, INC.", FILED IN THIS OFFICE ON THE TWENTY-SEVENTH DAY OF NOVEMBER, A.D. 1996, AT 2 O'CLOCK P.M.

    A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO
THE KENT COUNTY RECORDER OF DEEDS AND RECORDING.

[SEAL]

s/s Edward J. Freel
-----------------------------------
Edward J. Freel, Secretary of State
AUTHENTICATION:  8214314
          DATE:  12-02-96

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